Exhibit 4.12

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
This SECOND AMENDMENT (this “Amendment”), dated as of June 3, 2019, is among TXU ENERGY RETAIL COMPANY LLC, a Texas limited liability company (“TXU”), as Originator (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), TXU ENERGY RECEIVABLES COMPANY LLC, a Delaware limited liability company, as buyer (the “Company”), Dynegy Energy Services, LLC, as an Originator, Dynegy Energy Services (East), LLC, as an Originator, and as agreed to and acknowledged by CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a national banking association (“CACIB”), as Administrator (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrator”). Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Agreement (as defined below).
R E C I T A L S
WHEREAS, TXU, as Originator and the Company are parties to that certain Purchase and Sale Agreement, dated as of August 21, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).
WHEREAS, concurrently herewith, the Company, the Servicer, the Performance Guarantor, the Purchasers and Purchaser Agents party thereto and the Administrator are entering into that certain Second Amendment to Receivables Purchase Agreement, dated as of the date hereof (the “RPA Amendment”).
WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
A G R E E M E N T
SECTION 1. Amendments to the Agreement. The Agreement is hereby amended as follows:
(a)    Section 6.1(e) of the Agreement is amended and restated in its entirety as follows:
(e)     Deposits to Collection Accounts. Such Originator hereby directs the Servicer to, or to cause each Payment Processor to, instruct, all Obligors to make payments of all Sold Receivables to one or more Collection Accounts or Lock-Boxes or Payment Processors. Such Originator hereby directs the Servicer to instruct all Payment Processors to remit all payments of all Sold Receivables to one or more Collection Accounts or Lock-Boxes. If the Servicer fails to, or fails to cause each Payment Processor to, so instruct an Obligor, or if an Obligor or a Payment Processor fails to so deliver payments to a Collection Account or Lock-Box, such Originator will use all reasonable efforts to, or to cause each Payment Processor to, cause such Obligor or Payment Processor to deliver subsequent payments on Sold Receivables to a Collection Account or Lock-Box and (ii) deposit, or cause to be deposited, any Collections received by it, into a Collection Account subject to a Lock-Box Agreement not later than two Business Days after receipt thereof. Such Originator shall only consent to the addition of a Payment Processor to those listed on Schedule III to the Receivables Purchase Agreement if the Administrator has received prior written notice of such addition. Notwithstanding the foregoing requirements of this Section 6.1(e), until June 28, 2019, Collections on Receivables originated by Dynegy Energy Services, LLC may be received into the Dynegy Account but only so long as all available Collections in such accounts are swept on a daily basis to the Concentration Account.
(b)    Section 7.2(a) of the Agreement is amended and restated in its entirety as follows:
(a)     Collection Procedures. Each Originator agrees to (i) direct, or cause each Payment Processor to direct, its respective Obligors to make payments of Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder to one or more Collection Accounts or Lock-Boxes or Payment Processors and (ii) direct each Payment Processor to remit all payments of Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder to one or more Collection Accounts or Lock-Boxes. Each Originator further agrees to transfer any Collections of Sold Receivables that it receives directly to a Collection Account or the Concentration Account within two (2) Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company and the Administrator (as the Company’s assignee). Notwithstanding the foregoing requirements of this Section 7.2(a), until June 28, 2019, Collections on Receivables originated by Dynegy Energy Services, LLC may be received into the Dynegy Account but only so long as all available Collections in such accounts are swept on a daily basis to the Concentration Account.
SECTION 2.     Conditions to Effectiveness.
This Amendment shall become effective as of the date hereof, provided that neither the Facility Termination Date nor a Termination Event or Unmatured Termination Event has occurred and subject to (i) the payment of any fees, costs and expenses due and payable to each Purchaser Agent under the Fee Letter and (ii) the condition precedent that the Administrator shall have received each of the following, each duly executed and dated as of the date hereof (or such other date satisfactory to the Administrator), in form and substance satisfactory to the Administrator:

(a)    counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto;
(b)    counterparts of the RPA Amendment (whether by facsimile or otherwise) executed by each of the respective parties thereto; and
(c)    such other documents, agreements, certificates, opinions and instruments as the Administrator may reasonably request prior to delivery by Administrator of an executed counterpart of this Amendment.
SECTION 3.     Representations and Warranties.
Each of the Seller and the Servicer, as applicable, hereby represents and warrants to each Purchaser, each Purchaser Agent and the Administrator as follows:
(a)    Representations and Warranties. The representations and warranties contained in Article V of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on each of its parts. This Amendment and the Agreement, as amended hereby, are each of the Seller’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms.
(c)    No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist and the Purchased Interest shall not exceed 100%.
SECTION 4.     Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Purchase and Sale Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.
SECTION 5.     Counterparts. This Amendment may be executed in any number of counterparts (including in PDF or similar electronic format by facsimile or e-mail transmission), each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.
SECTION 6.     Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN

§5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).
SECTION 7.     Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.
SECTION 8.     Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 9.     Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TXU ENERGY RETAIL COMPANY LLC, as an Originator

By: /s/ Kristopher E. Moldovan_________
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

DYNEGY ENERGY SERVICES (EAST), LLC, as an Originator

By: /s/ Kristopher E. Moldovan_________
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

DYNEGY ENERGY SERVICES (EAST), LLC, as an Originator

By: /s/ Kristopher E. Moldovan_________
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

TXU ENERGY RECEIVABLES COMPANY LLC

By: /s/ Kristopher E. Moldovan_________
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Second Amendment to PSA]

ACKNOWLEDGED AND AGREED:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrator

By: /s/ Michael Regan_________________
Name: Michael Regan
Title: Managing Director

By: /s/ Roger Klepper__________________
Name: Roger Klepper
Title: Managing Director

[Signature Page to Second Amendment to PSA]